Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AT&T Inc. (AT&T) of our reports dated February 12, 2009, with respect to the consolidated financial statements of AT&T and the effectiveness of internal control over financial reporting of AT&T, included in the 2008 Annual Report to Stockholders of AT&T.

Our audits also included the financial statement schedules of AT&T listed in Item 15(a). These schedules are the responsibility of AT&T's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 23, 2009, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-111026) pertaining to the AT&T Savings Plan and certain other plans,
(2)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,
(3)	Registration Statement (Form S-8 No. 333-95887) pertaining to the 1995 Management Stock Option Plan,
(4)	Registration Statements (Form S-8 No. 333-30669 (1996 Plan only)) and (333-54398) pertaining to the 1996 Stock and Incentive Plan and the 2001 Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(6)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and certain other plans,
(7)	Registration Statement (Form S-3 No. 333-143180) of AT&T and the related Prospectuses,
(8)	Registration Statement (Form S-8 No. 333-135517) pertaining to the 2006 Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and other certain BellSouth plans,
(10)
Registration Statement (Form S-8 No. 333-141864) pertaining to the AT&T Inc. Savings Plan, AT&T Inc. Savings and Security Plan, AT&T Corp. Long Term Savings Plan for Management Employees, AT&T Corp. Long Term Savings and Security Plan, AT&T Corp. Retirement Savings and Profit Sharing Plan, AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, and AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan; and

(11)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan

of our reports dated February 12, 2009, with respect to the consolidated financial statements of AT&T and the effectiveness of internal control over financial reporting of AT&T, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of AT&T included in this Annual Report (Form 10-K) of AT&T for the year ended December 31, 2008.

/s/ Ernst & Young LLP

San Antonio, Texas
February 23, 2009